UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nuveen Multi-Asset Income Fund

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	38-4181591
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered
Common Shares of Beneficial Interest, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-256163

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Nuveen Multi-Asset Income Fund (the “Registrant”). The description of the Common Shares is contained in the Joint Proxy Statement/Prospectus, under “Proposal No. 1—Reorganization of Each Target Fund into the Acquiring Fund—C. Information About the Reorganizations—Description of Common Shares to Be Issued by the Acquiring Fund; Comparison to Target Funds,” and in the related exhibits included in the registration statement on Form N-14, filed by the Registrant under the Securities Act of 1933, as amended, on June 29, 2021 (File No. 333-256163), and such description as included in the definitive Joint Proxy Statement/Prospectus filed pursuant to Rule 497 on July 2, 2021.

The description of the Common Shares contained in such filings is deemed incorporated herein by reference and made part of this registration statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered on this form are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 12, 2021	NUVEEN MULTI-ASSET INCOME FUND

By: /s/ Mark L. Winget
Name: Mark L. Winget
Title: Vice President and Secretary